UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 24, 2007

KVH Industries, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-28082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)

05-0420589

(IRS Employer Identification No.)

50 Enterprise Center Middletown, RI	02842
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (401) 847-3327

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURES OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On April 24, 2007, Mr. Arent H. Kits van Heyningen, a director of KVH Industries, Inc. (the “Company”), informed the Company that he does not wish to stand for reelection to the Board of Directors and that he intends to retire from his position as director by resigning on the date of the 2007 annual meeting of shareholders. The decision was not the result of any disagreement with the Company.

The Nominating and Corporate Governance Committee intends to evaluate whether an additional person should be elected to fill the vacancy created by the retirement of Mr. Kits van Heyningen. The Company’s by-laws provide that a vacancy on the Board of Directors shall be filled by a vote of a majority of the directors then in office. The Company’s by-laws also provide that the Board of Directors may decrease the number of directors if there is a vacancy caused by the resignation of a director.

The Board of Directors intends to designate Mr. Kits van Heyningen as a Director Emeritus and its Honorary Chairman and he will be invited to attend all meetings of the Board of Directors in an advisory capacity, as a non-voting participant. Mr. Kits van Heyningen will continue to serve as the Company’s Chief Scientist.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April, 27 2007	KVH INDUSTRIES, INC.

	By:	/s/ Patrick J. Spratt
Patrick J. Spratt
Chief Financial Officer